Oppenheimer Main Street Small Cap Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.

                                                                    Increase to
                                             Increase to        Accumulated Net
                                         Accumulated Net          Realized Loss
                                       Investment Income         on Investments
                                     ------------------------------------------
                                                $284,513               $284,513

Oppenheimer Global Securities Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.



                                                Increase           Reduction to
                                          to Accumulated        Accumulated Net
                        Increase to       Net Investment          Realized Gain
                    Paid-in Capital               Income        on Investments4
                ---------------------------------------------------------------
                         $6,509,001           $4,077,218            $10,586,219

4. $6,509,001, all of which was long-term capital gain,was distributed in connection with Fund share redemptions.

Oppenheimer Capital Appreciation Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.


                                                                   Reduction to
                                        Reduction               Accumulated Net
                               to Accumulated Net                 Realized Loss
                                Investment Income                on Investments
                             --------------------------------------------------
                                         $575,393                      $575,393

Oppenheimer Midcap Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.


                                                                   Reduction to
                                                                Accumulated Net
                                               Reduction             Investment
                                      to Paid-in Capital                   Loss
                                -----------------------------------------------
                                              $2,526,444             $2,526,444


Oppenheimer Core Bond Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.


                                                Reduction to       Reduction to
                                                 Accumulated    Accumulated Net
                                Reduction     Net Investment      Realized Loss
                       to Paid-in Capital             Income     on Investments
                ---------------------------------------------------------------
                              $53,556,351        $27,135,732        $80,692,083


Oppenheimer High Income Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.


                                                                   Reduction to
                                         Reduction to           Accumulated Net
                     Reduction to     Accumulated Net          Realized Loss on
                  Paid-in Capital   Investment Income               Investments
                ---------------------------------------------------------------
                     $107,447,213          $9,034,190              $116,481,403


Oppenheimer Value Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.


                                                                   Reduction to
                                        Reduction to            Accumulated Net
                                     Accumulated Net           Realized Loss on
                                   Investment Income                Investments
                                 ----------------------------------------------
                                             $1,492                      $1,492



Oppenheimer Main Street Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.


                                                                       Increase
                                             Increase            to Accumulated
                                       to Accumulated         Net Realized Loss
                                Net Investment Income            on Investments
                        -------------------------------------------------------
                                              $60,673                   $60,673


Oppenheimer Money Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
The tax character of distributions paid during the years ended December 31, 2008 and December 31, 2007 was as follows:


                                                Year Ended           Year Ended
                                         December 31, 2008    December 31, 2007
                                       ----------------------------------------
                Distributions paid from:
                Ordinary income                 $5,787,153           $8,817,594



Oppenheimer Balanced Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.



                                          Reduction to             Reduction to
                                           Accumulated          Accumulated Net
                        Reduction       Net Investment            Realized Loss
                to Paid-in Capital              Income           on Investments
                --------------------------------------------------------------
                       $20,496,805         $12,376,838              $32,873,643




Oppenheimer Strategic Bond Fund V/A

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for December 31, 2008. Net assets of the Fund were unaffected by the reclassifications.



                                              Reduction to         Reduction to
                                               Accumulated      Accumulated Net
                              Increase      Net Investment        Realized Loss
                    to Paid-in Capital              Income      on Investments7
                ---------------------------------------------------------------
                              $241,246        $161,292,483         $161,051,237

7. $241,246 was distributed in connection with Fund share redemptions.